UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2021

PUREBASE CORPORATION

(Exact name of registrant as specified in charter)

Nevada	000-55517	27-2060863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8625 State Hwy, 124

Ione, CA 95640

(Address of principal executive offices)

(855) 743-6478

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02	Unregistered Sales of Equity Securities.

In connection with Michael Fay’s appointment as Chief Financial Officer of Purebase Corporation (the “Company”), as further described in Item 5.02 below, on January 21, 2021, the Company granted Mr. Fay 5-year stock options to purchase 200,000 shares of the Company’s common stock (the “Stock Options”) under the Company’s 2017 Stock Option Plan (the “2017 Plan”). The Stock Options, which are exercisable at a per share exercise price of $0.067, the closing sale price of the Company’s common stock on the OTC Market Group’s OTCQB marketplace (“OTCQB”) on the date of grant, will vest on the one-year anniversary of the grant date.

The issuance of the Stock Options was exempt from registration under Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2021, Michael Fay was appointed as the Company’s Chief Financial Officer, to serve in such office at the pleasure of the Company’s board of directors (the “Board”), and until his successor has been appointed by the Board. Prior to Mr. Fay’s appointment, A. Scott Dockter, the Company’s Chief Executive Officer and President, and a member of the Company’s Board, had served as interim Chief Financial Officer (since May 24, 2019). In connection with his appointment as Chief Financial Officer, Mr. Fay also replaced Mr. Dockter as the Company’s Principal Financial and Accounting Officer for SEC reporting purposes.

Michael Fay, 62, has a background in all aspects of private and public accounting. From March 2017 through December 2020, Mr. Fay served as Chief Financial Officer at Hardesty LLC, a company that provides executive talent solutions for growing companies. Prior to that, from January 2015 through April 2017, Mr. Fay was the Chief Financial Officer for Stalwart Power Inc., a company in the business of clean energy integration. Earlier in his career, Mr. Fay was employed as a Chief Financial Officer and Controller for a number of Silicon Valley and San Francisco based companies. Mr. Fay earned a BS in Mathematics and Computer Science in 1987 and an MS in Accounting in 1996, from California State University Hayward.

Mr. Fay’s appointment as the Company’s Chief Financial Officer is for a term of three years. His initial annual salary will be $144,000, to be reviewed on an annual basis. In addition, the Company granted Mr. Fay the Stock Options under the 2017 Plan, as further described in Item 3.02 above. Mr. Fay will receive additional grants of 200,000 stock options each (the “Additional Stock Options”) on the first and second anniversaries of his appointment, which Additional Stock Options will be exercisable at the closing sale prices of the Company’s common stock on the OTCQB on their dates of grant, and which will vest on the one-year anniversaries of their dates of grant.

There are no arrangements or understandings between Mr. Fay and any other person pursuant to which he was appointed as an officer of the Company. In addition, there are no family relationships between Mr. Fay and any of the Company’s other officers or directors. Further, except as otherwise disclosed in this Current Report on Form 8-K (“Report”), there are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant, the amount involved exceeds $120,000, and in which Mr. Fay had, or will have, a direct or indirect material interest.

Item 7.01	Regulation FD Disclosure.

On January 27, 2021, the Company issued a press release announcing the appointment of Mr. Fay as the Company’s Chief Financial Officer. A copy of the press release is filed as Exhibit 99.1 to this Report and incorporated herein by reference.

The information in this Item 7.01 of this Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Report in such filing.

Cautionary Note Regarding Forward-Looking Statements

This Report includes information that may constitute forward-looking statements. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. Forward looking statements include, without limitation, statements relating to projected industry growth rates, the Company’s current growth rates and the Company’s present and future cash flow position. A variety of factors could cause actual events and results, as well as the Company’s expectations, to differ materially from those expressed in or contemplated by the forward-looking statements. Risk factors affecting the Company are discussed in detail in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release, dated January 27, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 27, 2021	PUREBASE CORPORATION

	By:	/s/ A. Scott Dockter
A. Scott Dockter Chief Executive Officer